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                    COMMERCIAL SUB-SUBLEASE (BUILDINGS 3/4/5)

                                     BETWEEN

                            W-J TSMD INC., as Tenant

                                       and

                      WATKINS-JOHNSON COMPANY, as Landlord



        SUMMARY INFORMATION (FOR CONVENIENCE ONLY; NOT PART OF THE LEASE)



Premises Address:                  3333 Hillview Avenue
                                   Palo Alto, California

Total Area of Premises:            Approximately 57,000 square feet for the Main
                                   Premises; approximately 0 square feet for the Short Term Premises

Term:                              Thirty-Six (36) Months for the Main Premises;
                                   Approximately five (5) Months for the Short
                                   Term Premises

Commencement Date:                 October 31, 1997

Expiration Date:                   October 31, 2000 for the Main Premises; March
                                   31, 1998 for the Short Term Premises

Options:                           None


Landlord Contact:                             Tenant Contact:

Treasurer                                     TSMD Acquisition Corp.
Watkins-Johnson Company                       c/o Mentmore Holdings, Inc.
3333 Hillview Avenue                          1430 Broadway, 13th Floor
Palo Alto, California 94304-1223              New York, NY  10018-3308
Telephone: (650) 813-2480                     Attn:  Michael D. Schenker, Esq.
Facsimile: (650) 813-2960                     Facsimile: (212) 382-1559

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                                COMMERCIAL LEASE

                                TABLE OF CONTENTS

                                                                         Page(s)

1. BASIC PROVISIONS......................................................   2

       1.1 Premises......................................................   2
               (a) Description...........................................   2
               (b) Master Lease and Sublease.............................   2
               (c) Termination of Greater Estates........................   3
               (d) Conditions Precedent..................................   3

       1.2 Term..........................................................   3

       1.3 Base Rent.....................................................   4

       1.4 Permitted Use.................................................   4

       1.5 Parking.......................................................   4

       1.6 Exhibits And Addenda..........................................   4


2. PREMISES..............................................................   5

       2.1 Letting.......................................................   5

       2.2 Condition.....................................................   5

       2.3 Compliance With Covenants, Restrictions
             And Applicable Law..........................................   5

       2.4 Termination Option............................................   6

       2.5 Relocation Right..............................................   6


3. [INTENTIONALLY OMITTED]...............................................   6


4. RENT..................................................................   6

       4.1 Base Rent.....................................................   6

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5. HAZARDOUS SUBSTANCES...................................................  7

       5.1 Definition.....................................................  7

       5.2 Landlord Representations.......................................  7


       5.3 Landlord Indemnification.......................................  7

       5.4 Tenant's Use...................................................  8

       5.5 Environmental Communications...................................  9

       5.6 Survival.......................................................  9

       5.7 Inspection; Compliance.........................................  9


6. MAINTENANCE; REPAIRS; UTILITY INSTALLATIONS; TRADE
       FIXTURES AND ALTERATIONS...........................................  9

       6.1 Tenant's Obligations...........................................  9

       6.2 Landlord's Obligations.........................................  9

       6.3 Utility Installations; Trade Fixtures;
             Alterations.................................................. 10
               (a) Definitions; Consent Required.......................... 10
               (b) Consent................................................ 11
               (c) Indemnification........................................ 11

       6.4 Ownership; Surrender........................................... 11
               (a) Ownership.............................................. 11
               (b) Surrender.............................................. 12


7. INSURANCE; INDEMNITY................................................... 12

       7.1 Landlord Insurance............................................. 12

       7.2 Tenant Insurance............................................... 12

       7.3 Insurance Policies............................................. 12

       7.4 Waiver Of Subrogation.......................................... 12

       7.5 Indemnity...................................................... 13

                                      ii
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8. DAMAGE OR DESTRUCTION.................................................. 13

       8.1 Termination; Restoration....................................... 13

       8.2 Waive Statutes................................................. 14


9. REAL PROPERTY TAXES.................................................... 14


       9.1 Payment Of Taxes............................................... 14


10. UTILITIES............................................................. 14

       10.1 Utilities..................................................... 14

       10.2 Telephone Services............................................ 14


11. ASSIGNMENT AND SUBLETTING............................................. 15

       11.1 Tenant's Right To Assign Or Sublet............................ 15

       11.2 Tenant's Right To Assign for
              Financing Purposes.......................................... 15

       11.3 Consent of the Ground Lessor and the
              Master Lessor............................................... 16


12. BREACH; REMEDIES...................................................... 16

       12.1 Breach........................................................ 16

       12.2 Remedies...................................................... 17

       12.3 Breach By Landlord............................................ 18


13. CONDEMNATION.......................................................... 18

       13.1 Termination; Restoration...................................... 18

       13.2 Award......................................................... 19

       13.3 Waive Statutes................................................ 19


14. BROKERS............................................................... 19


15. TENANCY STATEMENT..................................................... 19

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16. LANDLORD'S LIABILITY.................................................. 20


17. SEVERABILITY.......................................................... 20



18. INTEREST ON PAST-DUE OBLIGATIONS...................................... 20


19. TIME OF ESSENCE....................................................... 20


20. RENT DEFINED.......................................................... 21


21. NO PRIOR OR OTHER AGREEMENTS.......................................... 21


22. NOTICES............................................................... 21


23. WAIVERS............................................................... 22


24. RECORDING............................................................. 22


25. CUMULATIVE REMEDIES................................................... 22


26. BINDING EFFECT; CHOICE OF LAW......................................... 22


27. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE............................ 22

       27.1 Subordination................................................. 22

       27.2 Attornment.................................................... 22

       27.3 Self-Executing................................................ 22

       27.4 No Merger..................................................... 23


28. ATTORNEYS' FEES....................................................... 23


29. LANDLORD'S ACCESS..................................................... 23


30. SIGNS................................................................. 23


31. HOLDING OVER.......................................................... 24


32. QUIET POSSESSION...................................................... 24

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33. CONSENTS.............................................................. 24


34. PERFORMANCE UNDER PROTEST............................................. 24


35. AUTHORITY............................................................. 24


36. CONFLICT.............................................................. 24


37. OFFER................................................................. 25


38. AMENDMENTS............................................................ 25


39. WAIVER OF STATUTORY LIEN.............................................. 25


40. MULTIPLE PARTIES...................................................... 25

                                      v

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                    COMMERCIAL SUB-SUBLEASE (BUILDING 3/4/5)


         This Commercial Sub-Sublease (Buildings 3/4/5) ("Lease") dated, for reference purposes only, October 31, 1997, is made by and between WATKINS-JOHNSON COMPANY, a California corporation ("Landlord"), and W-J TSMD INC., a California corporation and a wholly-owned subsidiary of Landlord ("Tenant"). Tenant and Landlord are referred to collectively as the "Parties," or individually as a "Party".

                                    RECITALS

         WHEREAS, Landlord, Tenant and TSMD Acquisition Corp., a Delaware corporation ("TSMD Acquisition"), have entered into a Stock Purchase Agreement, dated as of August 29, 1997 ("Purchase Agreement"), whereby TSMD Acquisition has agreed to purchase, and Landlord has agreed to sell, all of the outstanding stock of Tenant; and

         WHEREAS, reference is made to that certain Lease dated as of November 1, 1959 (as amended to date, "Ground Lease") by and between The Board of Trustees of the Leland Stanford Junior University, a body having corporate powers under the laws of the State of California ("Ground Lessor"), and Kern County Land Company, a California corporation, as predecessor in interest to Taylor Woodrow Property Company (California), Inc., a California corporation ("Master Lessor"); and

         WHEREAS, reference is made to that certain Lease and Agreement (as amended to date, the "Master Lease") dated as of April 22, 1969, between Lindco Properties Company, a limited partnership organized under the laws of the State of California, as predecessor in interest to the Master Lessor, and Landlord, as Sublessee thereunder; and

         WHEREAS, pursuant to the Purchase Agreement, Landlord desires to sub-sublet to Tenant a portion of the buildings commonly known as Building 3, Building 4 and Building 5, which portion is shown on Exhibit A-1 which is attached hereto, constituting a portion of the "Leased Premises" as defined in the Master Lease, (as redefined in the Agreement Amending Ground Lease (Property
2) which constitutes a part of the Master Lease) (the "Main Premises"), together with a different portion of the building commonly known as Building 4, for a shorter term, which portion is shown on Exhibit A-2 which is attached hereto, constituting a portion of the "Leased Premises" as defined in the Master Lease (as redefined in the Agreement Amending Ground Lease (Property 2) which constitutes a part of the Master Lease) (the "Short Term Premises"), with the Main Premises and the Short Term Premises, to the extent the Short Term Premises remains subject to this Lease under the provisions hereof at any point in time, referred to collectively herein as the "Premises".

         WHEREAS, TSMD Acquisition and Tenant desire that Tenant sub-sublet such Premises from Landlord; and

         WHEREAS, the execution of this Agreement is a condition to the closing of the purchase and sale of the outstanding stock of Tenant under the Purchase Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

1.       BASIC PROVISIONS.

                  1.1      Premises.

                            (a)     Description.  The Premises are located in
the City of Palo Alto, County of Santa Clara, State of California, on that certain tract of real property (the "Land") more fully described on Exhibit A hereto. A site plan is attached hereto as Exhibit A-1 setting forth the Main Premises and as Exhibit A-2 setting forth the Short Term Premises, each as outlined within the buildings containing the Premises (the "Buildings"). The right to use and enjoy the Premises hereunder shall include a license in favor of Tenant to use and enjoy the areas within the Buildings or on the Land designed for common usage by tenants or other occupants of the Buildings (the "Common Area"), including, but not limited to, sidewalks, entryways, parking areas, elevators, common corridors and restroom facilities, for all reasonable purposes, including, but not limited to, ingress, egress and loading, subject to such rules and regulations as Landlord may reasonably establish with respect to such usage.

                            (b)     Master Lease and Sublease.  Tenant
understands that this Lease is a lesser estate that exists under the leasehold estates created by the Ground Lease and the Master Lease, and that, as a matter of law, this Lease is subject to all the provisions of the Ground Lease and the Master Lease. Notwithstanding the foregoing, the Parties agree, as between themselves (this means that Landlord covenants the following to Tenant, but that Tenant and Landlord acknowledge that such covenant will not limit the rights or remedies of Ground Lessor or Master Lessor), that Landlord will continue to satisfy all of the terms and conditions of the Master Lease and the Ground Lease, as imposed upon the subtenant under the Master Lease, except as expressly otherwise provided in this Lease. In addition to any consents or approvals of Landlord that may be required under the provisions of this Lease (excepting only the consents of the Ground Lessor and the Master Lessor, to this Lease, which consents have been obtained by Landlord) Tenant understands that the approval of the Ground Lessor or the Master Lessor may also be required under the provisions of the Ground Lease or the Master Lease, as applicable. In such event, Landlord will so advise Tenant at the time that Tenant seeks the consent or approval of Landlord hereunder, and, to the extent that Landlord has granted its own consent or approval under the provisions of this Lease, Landlord shall use reasonable efforts to obtain the consent or approval of the Ground Lessor or the Master Lessor under the Ground Lease or the Master Lease, as applicable. Notwithstanding the foregoing, Tenant understands and acknowledges that those actions that require the consent or approval of the Ground Lessor or the Master

Lessor under the Ground Lease or the Master Lease, as applicable, cannot be undertaken without such consent or approval, and if Landlord, despite its reasonable efforts, is unable to obtain such consent or approval, Tenant shall not undertake any such action. In addition, to the extent, at any time, Landlord advises Tenant in writing that the Ground Lessor or the Master Lessor is then alleging that any action undertaken by Tenant is in violation of the terms of the Ground Lease or the Master Lease, as applicable, Tenant and Landlord shall reasonably cooperate to remedy any actual violation in any manner that will allow Tenant to continue the Business upon the Premises.

                            (c)     Termination of Greater Estates.  If
Landlord's interest in the Master Lease terminates for any reason, this Lease shall also terminate. Notwithstanding such termination, the parties shall have their rights and remedies as are available at law and in equity following any such termination of this Lease, including, without limitation, for any breach of the covenant of quiet possession set forth in Section 32 below (unless Tenant is then in Breach under the terms of this Lease). If such termination of this Lease does not result from either of the following two events, however, then Landlord shall in no event be liable for any consequential damages or lost profits of Tenant resulting from such termination: (i) the failure of Landlord to satisfy its obligations under the Master Lease, including, without limitation, those obligations under the Ground Lease which are imposed upon Landlord under the provisions of the Master Lease (but expressly excluding any obligations that are to be satisfied by Tenant under the provisions of this Lease), or (ii) the expiration or termination of the term of the Master Lease because of Landlord's consensual agreement with the Master Lessor or Landlord's failure to exercise the second renewal option under the provisions of Section 4(b) of the Master Lease.

                            (d)     Conditions Precedent.  A condition precedent
to the effectiveness of this Lease will be Landlord's obtaining any consent hereto that may be required under the provisions of the Ground Lease or the Master Lease. Landlord will use commercially reasonable efforts to obtain such consents as quickly as possible. Landlord shall keep Tenant informed of its efforts to obtain such consents. A further condition precedent to the effectiveness of this Lease will be the closing of the transaction contemplated by the Purchase Agreement.

                  1.2 Term. The term of this Lease with respect to the Main Premises shall be thirty-six (36) months ("Lease Term"), commencing October 31, 1997 ("Commencement Date"), and ending October 31, 2000 ("Expiration Date"), or on any such earlier date as this Lease may be terminated pursuant to its express provisions. The term of this Lease with respect to Short Term Premises shall be approximately (5) months commencing on the Commencement Date and ending on March 31, 1998, at which time the Short Term Premises and Building 4 in which the Short Term Premises are located shall no longer be subject to the provisions of this Lease, excepting only those provisions of this Lease which expressly survive its termination. Landlord will deliver the Premises to Tenant in its currently existing condition on or before the Commencement Date. Tenant shall have no right or option to extend the Lease Term.

                  1.3 Base Rent. The monthly base rent for the Lease Term shall be the amount ("Base Rent") that is equal to the product of Two and Three Hundredths Dollars ($2.03)--multiplied by the rentable square footage of the Premises. Tenant shall pay the Base Rent applicable to the first full or partial calendar month of the Lease Term to Landlord on the first day of the Lease Term. Thereafter, the Base Rent shall be payable on the first (1st) calendar day of each month. (See Article 4 for further provisions). Base Rent will remain fixed throughout the Lease Term. To the extent that the first month of the Lease Term or the last month of the Lease Term is a partial month, Base Rent for such month shall be prorated based upon the actual number of days in such month. The parties acknowledge that the Base Rent will be reduced at the expiration of the Lease Term with respect to the Short Term Premises based upon the rentable square footage of the Short Term Premises.

                  1.4 Permitted Use. The Premises are to be used by Tenant for continuing to operate the Business (as defined in the Purchase Agreement, together with any reasonable extensions thereof that are not prohibited under the provisions of the Purchase Agreement), and for no other purpose. Tenant understands that there are limitations on the permitted use of the leased premises set forth in the Ground Lease and in the Master Lease. Therefore, Tenant shall not change the nature of the Business (with the Business defined to include any such reasonable extensions thereto as provided above) in any material manner, to the extent that the Business is conducted upon the Premises. Notwithstanding anything to the contrary in this Section 1.4, Landlord warrants that the operation of the Business will not violate any of the provisions of this Section 1.4.

                  1.5 Parking. Tenant and its employees, invitees and licensees shall be entitled to common use of all of the parking areas on the Land available for use by Landlord and its employees, invitees and licensees, but subject to the same restrictions that apply to use of the parking areas by Landlord and its employees, invitees and licensees (such as visitor parking areas, van pool areas, and handicap parking areas).

                  1.6 Exhibits And Addenda. The following Exhibits and Addenda are attached hereto and incorporated herein by reference:

                           Exhibit A   --  The Land
                           Exhibit A-1 --  Site Plan (Main Premises)
                           Exhibit A-2 --  Site Plan (Short Term Premises)
                           Exhibit B   --  Telephone Service

2.       PREMISES.

                  2.1 Letting. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the Lease Term, at the rental,

and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Landlord and Tenant agree is reasonable, and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

                  2.2 Condition. Landlord shall deliver the Premises to Tenant clean and free of debris on or before the Commencement Date. Landlord warrants to Tenant that the foundation, roof and other structural elements of the Buildings, and the building systems, including, without limitation, existing plumbing, fire sprinkler system, lighting, heating, ventilation, air conditioning and loading doors, if any, in the Premises are suitable for, and can support, the operation of the Business as of the date of this Lease. Landlord has endeavored, prior to the date of this Lease, to reconfigure the Buildings at Landlord's sole cost to permit the Business to be conducted within the Premises. To the extent that further reconfigurations are required for the conduct of the Business within the Premises (whether because of requirements of Applicable Law existing as of this date or because the parties overlooked requirements of the Business, but not merely for cosmetic effect), then Landlord shall perform such additional reconfiguration at Landlord's cost as quickly as commercially reasonably possible under the circumstances. To the extent that the cost of any such additional reconfiguration can be achieved at material cost savings by causing the work to occur over a longer period of time, Landlord and Tenant shall reasonably cooperate to allow such longer period of time to be used so long as allowing such additional period of time does not impair Tenant's conduct of the Business within the Premises.

                  2.3 Compliance With Covenants, Restrictions And Applicable Law. Landlord shall cause any alterations that are required to cause the Premises to comply with all laws, rules, regulations, ordinances, statutes, codes, directives, covenants, easements and restrictions of record, permits and the reasonable requirements of any applicable fire insurance underwriter or rating bureau (collectively, "Applicable Law") to be constructed at Landlord's sole cost and expense. Landlord shall further comply with all Applicable Law pertaining to the Buildings and the Land other than the specific compliance obligations of Tenant with respect to the conduct of the Business. In addition, Landlord shall perform its maintenance obligations under the provisions of
Section 6 of this Lease in such manner so as to comply with Applicable Law. Tenant shall, at its cost and expense, comply with Applicable Law, whether or not any such Applicable Law may involve a change of policy on the part of the body enacting the same, to the extent related to Tenant's operation of the Business.

                  2.4 Termination Option. Tenant shall have the right, exercisable at any time during the Lease Term, to terminate this Lease in its entirety, provided that Tenant delivers a written notice of termination to Landlord ("Termination Notice") at least six (6) months prior to the date on which Tenant intends to terminate this Lease (the "Termination Date"). If Tenant delivers a Termination Notice pursuant to this Section 2.4, this Lease shall terminate effective as of the Termination Date.

                  2.5 Relocation Right. Landlord may, at any time during the term of this Lease, upon sixty (60) days prior written notice, relocate the portion of the Main Premises that is located within Building 4 to some other location within the Buildings or within the building commonly known as Building 6 on adjacent real property, provided that (i) the space to which Tenant is relocated shall be comparable to the space from which Tenant is relocated and
(ii) such space shall be appropriate for Tenant's relocated operations, in Tenant's reasonable discretion. Landlord shall pay Tenant's reasonable, documented, out of pocket costs associated with any such relocation, and shall, at Landlord's cost, reconfigure the replacement space as reasonably needed for Tenant's continuation of the operations previously performed in the surrendered space. In such event, this Lease shall be amended by the parties, effective as of the date of such relocation, to (i) delete the space in Building 4 from which Tenant is relocated from the definition of the Premises, at which time such space shall no longer be subject to the provisions of this Lease, excepting only those provisions of this Lease which expressly survive termination, (ii) add the space to which Tenant is relocated to the definition of the Premises, and (iii) to the extent that the replacement space is smaller (but not larger) than the space from which Tenant is relocated, to adjust the Base Rent, based upon the reduced square footage of the replacement space.

3.       [INTENTIONALLY OMITTED]

4.       RENT.

                  4.1 Base Rent. Subject to the terms of this Lease, Base Rent and other rent or charges payable hereunder shall be paid to Landlord in lawful money of the United States, without offset or deduction, except as expressly otherwise provided in Section 12.3 hereof, when due under the terms of this Lease, at Landlord's address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant. Except as expressly otherwise provided in Section 10.2, Tenant shall not be responsible for paying or reimbursing Landlord for any of the costs incurred by or on behalf of Landlord in maintaining, operating, repairing or improving the Premises, the Buildings or the Land, regardless of whether such costs are incurred by or on behalf of Landlord in performing its maintenance, operation, repair and improvement obligations under this Lease.

5.       HAZARDOUS SUBSTANCES.

                  5.1 Definition. "Hazardous Substance" means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any Applicable Law as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

                  5.2 Landlord Representations. Except as otherwise disclosed in the Purchase Agreement, Landlord has not generated, used, transported, treated, stored, released or disposed of, or suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any Applicable Law or at any location upon the Land or the Buildings which could require investigation or remediation; (b) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the Business or the use of any property or facility of Landlord (whether owned, generated or used by Landlord) or to the knowledge of Landlord any nearby or adjacent properties or facilities, which has created or might reasonably be expected to create any liability under any Applicable Law or which would require reporting to or notification of any governmental agency or which could have an adverse impact on the operation of the Land or the Buildings; (c) no asbestos or polychlorinated biphenyl or underground storage tank is contained in, on, under or about the Buildings or the Land, and no Hazardous Substance is present on, under or about the Land or the Buildings which could require investigation or remediation by any governmental agency; (d) any Hazardous Substance handled or dealt with in any way in connection with the Business, whether before or during Landlord's ownership, has been and is being handled or dealt with in all respects in compliance with Applicable Law; and (e) no condition exists in, on, under or about the Land or the Buildings which is in violation of any Applicable Law or for which any Applicable Law could require that corrective action be taken. As used herein, the term "knowledge" with respect to Landlord shall be limited as provided with respect to "Seller" in Section 9.15 of the Purchase Agreement.

                  5.3 Landlord Indemnification. Subject to the limitations set forth in Section 8.5 of the Purchase Agreement, Landlord agrees to indemnify, defend and hold harmless Tenant and its directors, officers, employees, affiliates and assigns from and against any and all Losses (as such term is defined in the Purchase Agreement), whether incurred directly or indirectly, as a result of, or based upon or arising from the generation, use, transportation, treatment, storage, release or disposal, before the date of this Lease, of Hazardous Substances by, or at any property or facility of Landlord. From and after the date of this Lease, Landlord shall indemnify, defend and hold Tenant harmless from and against any and all losses, costs, claims, causes of action, fines and penalties, whether incurred directly or indirectly, as a result of, or based upon or arising from the generation, use, transportation, treatment, storage, release or disposal of Hazardous Substances in, on, under or about the Buildings or the Land, which were not caused primarily by Tenant's operation.

                  5.4 Tenant's Use. Tenant shall have the right to store, use and handle Hazardous Substances on the Premises, provided that (i) such Hazardous Substances are used in the operation of the Business or are brought onto the Premises in the ordinary course of the Business and used in compliance with Applicable Law and Landlord's reasonable procedures for the acquisition, use, storage, handling and disposal of Hazardous Substances, (ii) Tenant shall not cause to be brought upon the Premises any Hazardous Substances that have not been previously stored or used at the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, and (iii) Landlord shall instruct Tenant on compliance procedures necessary to ensure that such Hazardous Substances are stored, used, handled and disposed of in compliance with Applicable Law. In connection with its oversight and coordination of the compliance procedures, Landlord shall (x) have access to all of Tenant's operations within the Premises at all times, following reasonable notice (or in the case of emergency, without notice), for the purpose of monitoring Tenant's compliance with Landlord's compliance procedures with respect to Hazardous Substances, (y) have Tenant's reasonable cooperation in complying with such procedures, and (z) promptly notify Tenant of any release or discovery of Hazardous Substances at the Premises not in compliance with Applicable Law and Landlord's procedures. Tenant shall indemnify, defend and hold Landlord harmless from any and all losses, costs, claims, causes of action, fines and penalties, whether incurred directly or indirectly, which relate to events occurring during the Lease Term and which arise solely as a result of Tenant's use of Hazardous Substances at the Premises during the Lease Term. Further, notwithstanding anything to the contrary in this Lease, but without limiting Tenant's monetary obligations under the foregoing indemnity, Tenant is not permitted to maintain, repair, remediate or otherwise conduct work with respect to the following portions of the Premises: (i) structural elements of the Premises, the building systems and portions of the Buildings containing insulation or fireproofing material on or in exterior walls, columns, beams, ceilings, pipes, ducts and other similar elements of the Buildings; (ii) any portion of the Premises more than six (6) feet below ground surface; or (iii) any portions of the Premises, the Buildings or the Land that are contaminated with Hazardous Substances, as of the Commencement Date, including, without limitation, any and all portions of the Premises, the Buildings or the Land that are subject to Regional Remedial Action Order HSA88/89016, Environmental Cleanup Agreement dated January 11, 1992 and to State of California - Environmental Protection Agency, Department of Toxic Substances Control Remedial Action Order Nos. HSA88/89-016 dated 12/9/88, and HSA 89/90-012 dated 5/2/90 and amended
2/21/96.

                  5.5 Environmental Communications. Landlord and Tenant shall promptly after receipt or transmittal thereof, deliver to the other copies of all material written communications given to or received from any governmental agency, environmental consultant, or other person or entity relating to Hazardous Substances in or removed from the Premises, including, without limitation, copies of all claims, reports, complaints, notices, warnings or asserted violations, relating in any way to Hazardous Substances in, on, under or about the Premises.


                  5.6 Survival. The representations, warranties and agreements of the Parties set forth in this Article 5 shall survive the expiration of the Lease Term or the termination of this Lease for any other reason.

                  5.7 Inspection; Compliance. Landlord shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times upon reasonable prior notice for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease, the Ground Lease, the Master Lease and all Applicable Law. Any such inspection shall not disrupt or disturb the ongoing operation of the Business. Landlord may employ experts or consultants in connection therewith to advise Landlord with respect to Tenant's activities, including but not limited to the installation, operation, use, monitoring, maintenance or removal of any Hazardous Substance or storage tank on or from the Premises. The cost and expense of any such inspections shall be paid by Landlord, unless a Breach (as defined in Section 12.1) of this Lease, a material violation of an Applicable Law with respect to which Tenant is obligated to pay for the costs or compliance under the terms of this Lease, or Landlord's reasonable rules and regulations (provided that Tenant has received written notice of such rules and regulations), or a material contamination caused by Tenant is found to exist.

6.       MAINTENANCE; REPAIRS; UTILITY INSTALLATIONS; TRADE FIXTURES
         AND ALTERATIONS.

                  6.1 Tenant's Obligations. Tenant, at Tenant's sole cost and expense, shall maintain, operate and repair any and all Trade Fixtures and Tenant owned Alterations and/or Utility Installations (as such terms are defined in Section 6.3(a)). Although Landlord will be providing normal janitorial services as provided below, Tenant shall properly dispose of its own trash and waste materials in waste receptacles designated by Landlord, and clean up any extraordinary janitorial problems that it may cause in its conduct of the Business. In addition, to the extent that Tenant or its employees or agents damages any portion of the Premises or the Buildings by any negligent or wrongful act or omission of such party, Tenant shall repair any such damage at its sole cost and expense.

                  6.2 Landlord's Obligations. Except as otherwise provided in
Section 6.1 above, Landlord shall, at its sole cost and expense, maintain, in good repair and condition, and service all portions of the Buildings and the Premises including, but not limited to, the foundation, roof, ceilings, floor coverings, downspouts, gutters, plumbing fixtures, utility lines, windows, doors, plate glass, exterior, interior, and demising walls, and all systems in the Buildings, including, but not limited to, heating, ventilating, air conditioning, and electrical systems, elevators, lighting facilities, boilers, fired or unfired pressure vessels, fire alarm and/or smoke detection systems and equipment and any other Utility Installations that are not owned by Tenant. In addition, Landlord shall perform or cause to be performed all maintenance, repair and other services to the Common Areas and the Land, as and when the same are reasonably necessary to maintain such areas in good condition and repair, including, but not limited to, landscape maintenance, driveway and parking area maintenance for the parking areas, any private streets and roadways serving or providing access to the Buildings and the Land, exterior lighting maintenance, waste removal, repair and maintenance of walkways, cleaning supplies, miscellaneous building supplies, external painting for the Buildings, exterior and interior Common Area maintenance, insect and pest extermination, security guards or security system for the Buildings, signs for the Buildings and other miscellaneous maintenance. In addition, Landlord shall accept from Tenant for disposal (by Tenant's depositing such items for storage as specified by Landlord in writing) Tenant's spent Hazardous Substances (in quantities generally comparable with those generated by the Business as of the date of this Lease) ("Spent Materials") for disposal in accordance with Applicable Law. To the extent that the third-parties who haul away such Spent Materials require that the owner of such Spent Materials sign the manifest or other documentation, Tenant shall sign such manifest or other documentation as the owner thereof. Tenant shall reimburse Landlord for Landlord's actual, documented, third-party costs incurred in having such Spent Materials hauled away from the Land and Buildings in accordance with Applicable Law. Tenant shall pay any amounts owing to Landlord under the preceding sentence within thirty (30) days following Landlord's delivery of a written invoice, together with supporting documentation, for any such amounts.

                   6.3  Utility Installations; Trade Fixtures; Alterations.

                            (a)  Definitions; Consent Required.  The term
"Utility Installations" is used in this Lease to refer to all floor coverings, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing and non-demising walls in, on, under or about the Premises. The term "Trade Fixtures" shall mean Tenant's machinery and equipment, including, but not limited to computer systems, computer equipment, storage facilities, fences, partitions and other similar items, that can be removed without doing irreparable damage to the structural portions of the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises from that which are provided by Landlord under the terms of this Lease, other than Utility Installations or Trade Fixtures. Except as provided elsewhere in this Lease, Tenant shall not make any Alterations or Utility Installations in, on, under or about the Premises without (i) Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed and
(ii) the prior written consent of the Ground Lessor and the Master Lessor, to the extent required under the provisions of the

Ground Lease and the Master Lease, as applicable. As stated above, Landlord shall use commercially reasonable efforts to obtain the consent of the Ground Lessor and the Master Lessor, when required. Tenant shall not directly communicate with the Ground Lessor or the Master Lessor.

                            (b)  Consent. Any Alterations or Utility
Installations that Tenant shall desire to make, including, without limitation,

any initial tenant improvements that Tenant may desire, shall be presented to Landlord in written form with proposed plans. All consents given by Landlord shall be deemed conditioned upon: (i) Tenant's acquiring all applicable permits required by governmental authorities; (ii) the furnishing to Landlord of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation prior to commencement of the work thereof; and (iii) compliance by Tenant with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations made by Tenant during the Lease Term shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Tenant shall promptly upon completion thereof furnish Landlord with as-built plans and specifications therefor. Landlord may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation (x) that costs Fifty Thousand Dollars ($50,000) or more upon Tenant's providing Landlord with a lien and completion bond in an amount equal to the estimated cost of such Alteration or Utility Installation and (z) upon Tenant's written undertaking to remove such Alteration or Utility Installation at the end of the Lease Term.

                            (c) Indemnification. Tenant will not permit to
remain, and will promptly discharge at its cost and expense, all liens, encumbrances and charges upon the Premises, or Buildings or Land, or part thereof, arising out of the use or occupancy of the Premises by Tenant or by reason of labor or materials furnished or claimed to have been furnished or any construction, alteration, addition, repair or demolition of any part of the Premises, or Buildings or Land, for or at the request of Tenant. Landlord is hereby authorized to enter upon the Premises at any time to post any notices which in its opinion shall be necessary to hold Landlord harmless from any claim or liability arising out of any work done on the Premises.

                  6.4 Ownership; Surrender.

                            (a) Ownership. All Alterations and Utility
Installations made to the Premises by Tenant shall be the property of and owned by Tenant, but considered a part of the Premises. At the expiration of the Lease Term, all such Alterations and Utility Installations shall remain a part of the Premises and be surrendered to Landlord with the Premises as provided below, except with respect to any Alterations or Utility Installations which Tenant is obligated to remove from the Premises under the provisions of Section 6.3(b)(z). In removing any such Alterations and Utility Installations that Tenant is obligated to remove hereunder, Tenant shall repair any material damage to the Premises caused by such removal. Tenant's Trade Fixtures shall remain the property of Tenant at all times and may be removed by Tenant at any time, and shall be removed by Tenant at the expiration of the Lease Term, and Tenant shall repair any material damage resulting from such removal.

                            (b) Surrender. Tenant shall surrender the Premises
by the end of the last day of the Lease Term or any earlier termination of this

Lease, in the condition existing as of the Commencement Date, reasonable wear and tear and damage by casualty excepted, with all of the improvements and parts and surfaces thereof clean and free of debris.

7.       INSURANCE; INDEMNITY.

                  7.1 Landlord Insurance. Landlord shall maintain or cause to be maintained at all times during the Lease Term all insurance required to be maintained under the provisions of the Master Lease and Ground Lease. Landlord shall cause Tenant to be named as an additional insured under its policy of commercial general liability insurance.

                  7.2 Tenant Insurance. Tenant shall obtain and keep in force during the Lease Term fire and extended coverage insurance on its Alterations, Utility Installation and Trade Fixtures, and commercial general liability insurance issued by insurers, with endorsements and in amounts customary in the industry, naming the Ground Lessor, the Master Lessor and Landlord as additional insureds thereunder.

                  7.3 Insurance Policies. Landlord and Tenant shall each cause to be delivered to the other certificates evidencing the existence and amounts of such insurance as required by this Lease. The certificates shall contain a provision that the insurer will endeavor to provide the other with thirty (30) days' prior written notice of cancellation. Landlord and Tenant shall each endeavor to provide the other at least fifteen (15) days prior to the expiration of such policies, with evidence of renewals or "insurance binders" evidencing renewal thereof.

                  7.4 Waiver Of Subrogation. Without affecting any other rights or remedies, Tenant and Landlord ("Waiving Party") each hereby releases and relieves the other, the Ground Lessor and the Master Lessor (but Tenant only does so with respect to the Ground Lessor and the Master Lessor to the extent that each such party does so with respect to Tenant) and waives its entire right to recover damages in tort against such parties, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under this Article 7. The effect of such releases and waivers of the right to recover damages shall not be limited to the amount of insurance required to be carried hereunder nor by any customary deductibles applicable thereto. The provisions of this Section 7.4 shall not apply if a Party breaches a duty to insure hereunder.

                  7.5 Indemnity. Tenant agrees to pay, and to protect, indemnify and save harmless Landlord, from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses of Tenant and Landlord), causes of action, suits, claims (including, without limitation, any claim of the Master Lessor or the Ground Lessor), demands or judgments of any nature arising from (i) Tenant's use of the Premises or the Land or operation of the Business or (ii) Tenant's failure to perform its obligations under this Lease, except to the extent caused by Landlord's gross negligence or wrongful acts or omissions. Landlord agrees to pay, and to protect, indemnify and save harmless Tenant, from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses of Landlord and Tenant), causes of action, suits, claims, demands or judgments of any nature arising from (i) Landlord's use of the portion of the Buildings that is for Landlord's exclusive use or performance of its business operation within the Buildings and upon the Land or (ii) Landlord's failure to perform its obligations under this Lease, except to the extent caused by Tenant's gross negligence or wrongful acts or omissions. The agreements of Tenant and Landlord under this Section 7.5 shall survive the termination of this Lease and each party shall continue to be liable hereunder notwithstanding such termination.

8.       DAMAGE OR DESTRUCTION.

                  8.1 Termination; Restoration. In the event of any damage or destruction of the Premises or the Buildings that results in the Ground Lessor or the Master Lessor having any right to terminate the Ground Lease or the Master Lease, as applicable, which termination right is in fact exercised by the Ground Lessor or the Master Lessor, this Lease shall terminate as of the date of such termination of the Ground Lease or the Master Lease, as applicable, with no liability therefor on the part of Landlord. To the extent that neither the Ground Lessor nor the Master Lessor is entitled to terminate or chooses to terminate the Ground Lease or the Master Lease following any such damage or destruction, Landlord shall not exercise any separate termination right that it may have under the Ground Lease or the Master Lease without first obtaining the prior written consent of Tenant, which Tenant may withhold in its sole discretion. In the event that this Lease is not terminated following any damage or destruction, Landlord shall proceed to satisfy its obligations to repair and restore under the Master Lease and the Ground Lease, to a condition suitable for Tenant's conduct of the Business, as diligently as possible, and this Lease shall remain in full force and effect. Notwithstanding the foregoing, if as a result of such damage or destruction, Tenant is unable to operate the Business at the Premises and the necessary repair and restoration to permit business operations cannot be completed within ninety (90) days after occurrence of such damage or destruction, as reasonably determined by Tenant, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within thirty (30) days following the date of such damage or destruction. During any period of time that

Tenant is unable reasonably to conduct the Business in the Premises as a result of any damage or destruction, Base Rent shall be abated.

                  8.2 Waive Statutes. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future Applicable Law to the extent inconsistent herewith.

9.       REAL PROPERTY TAXES.


                  9.1 Payment Of Taxes. Landlord shall pay all real property taxes, and special or general assessments that may be imposed upon the lessee under the Master Lease during the Lease Term. Tenant shall not be responsible for the payment of any real property taxes or special or general assessments applicable to the Premises, the Buildings, or the Land. Tenant shall, however, be responsible for and shall pay prior to delinquency all taxes imposed upon Tenant's Alterations, Utility Installations and Trade Fixtures.

10.      UTILITIES.

                  10.1 Utilities. Landlord shall pay for and, to the extent commercially reasonably available, shall obtain and provide to Tenant, all water, gas, heat, light, power, trash disposal and other utilities and services reasonably necessary for the conduct of the Business, together with any taxes thereon (collectively, the "Utility Charges"). Tenant shall not be responsible for the payment of any Utility Charges applicable to the Premises, the Buildings, or the Land. If, notwithstanding Landlord's commercially reasonable efforts, water, gas, heat, light, power, trash disposal or any other utilities or services previously supplied to the Premises become unavailable from the public utility that provides them as of the date of this Lease, then Landlord shall make available to Tenant, at Landlord's sole cost, any substitute utilities or services that Landlord is able to procure for the conduct of its own operations within the Buildings, on the same terms and conditions that apply to Landlord's use thereof. Notwithstanding the foregoing, if such utilities and services are unavailable to Tenant to a degree that, in Tenant's reasonable discretion, prevents Tenant from conducting the Business for ten (10) or more consecutive days, then Tenant may, by delivery of written notice to Landlord, terminate this Lease. Such notice may be given at any time following such tenth consecutive day and prior to the date that such utilities or services are restored.

                  10.2 Telephone Services. Landlord shall make telephone service available for Tenant's use within the Premises on the same basis as the other utilities and services provided above (except with respect to reimbursement, as provided below), and on the terms and subject to the conditions set forth in Exhibit B hereto. Tenant shall reimburse Landlord for the cost of such service as provided on Exhibit B, within thirty (30) days following Tenant's receipt of Landlord's invoice therefor, together with supporting documentation.

11.      ASSIGNMENT AND SUBLETTING.

                  11.1 Tenant's Right To Assign Or Sublet. Tenant shall have no right to assign its interest in this Lease or to sublet all or any portion of its interest in the Premises, whether voluntarily, involuntarily or by operation of law, without Landlord's prior written consent, which consent may be given or withheld in Landlord's sole discretion. Notwithstanding the foregoing, Tenant may assign its interest in this Lease for financing purposes as set forth in
Section 11.2 below and may assigns its interest in this Lease or sublet all or any portion of the Premises to any Affiliate, as defined below. "Affiliate" means a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Tenant.

                  11.2 Tenant's Right To Assign for Financing Purposes. Notwithstanding the provisions of Section 11.1, Tenant may, without Landlord's consent, assign or encumber by mortgage or deed of trust, or other proper instrument ("Leasehold Encumbrance"), its leasehold interest in the Premises and Tenant's right, title and interest in this Lease, as security for any indebtedness of Tenant or its Affiliates. The execution of any such mortgage, or deed of trust, or other instrument, or the foreclosure thereof, or any sale thereunder, either by judicial proceedings or by virtue of any power reserved in such mortgage or deed of trust, or conveyance by Tenant to the holder of such indebtedness, or the exercise of any right, power or privilege reserved in any mortgage or deed of trust, shall not be held as a violation of any of the terms or conditions hereof, or as an assumption by the holder of such indebtedness personally of the obligations hereof. Any such Leasehold Encumbrance shall expressly provide that any foreclosure thereof (or deed in lieu thereof) may be undertaken only for the purpose of continuing the Business upon the Premises. No such encumbrance, foreclosure, conveyance or exercise of right shall relieve Tenant of its liability hereunder. The holder of any such mortgage, deed of trust or other security instrument is herein referred to as a "Leasehold Lender". If a Leasehold Lender shall have given Landlord written notice of the creation of a Leasehold Encumbrance, Landlord shall give to such Leasehold Lender a copy of each notice of any claimed default by Tenant prior to exercising any remedies against Tenant, addressed to such Leasehold Lender at the address last furnished to Landlord. Such Leasehold Lender shall thereupon have a period of thirty (30) days, after service of such notice upon it, to remedy the default or cause the same to be remedied. Such Leasehold Lender, in case Tenant shall be in default hereunder, shall, within such period and otherwise as herein provided, have the right to remedy such default, or cause the same to be remedied. Landlord will accept performance by the Leasehold Lender of any covenant, condition or agreement on Tenant's part to be performed hereunder with the same force and effect as though performed by Tenant. No event of default of Tenant with respect to the performance of work required to be performed, or acts to be done, or conditions to be remedied, shall be deemed to exist, so long as Leasehold Lender shall, in good faith, have commenced promptly to rectify and to prosecute the same to completion with diligence and continuity. If Leasehold Lender cannot reasonably take the action required to cure the default without being in possession of the Premises, the time of Leasehold Lender to cure the default shall be deemed extended to include the period of time reasonably required by such Leasehold Lender to obtain such possession through a trustee's sale with due diligence; provided, however, that during such period all other obligations of Tenant under this Lease, including the payment of rent and other sums required to be paid by Tenant, are being duly performed. No Leasehold Lender shall become liable under the provisions of this Lease, unless and until such time as it becomes, and then only for as long as it remains, the owner of the leasehold interest created by this Lease ("Leasehold Estate").


                  11.3 Consent of the Ground Lessor and the Master Lessor. Notwithstanding any other provision set forth in Sections 11.1 or 11.2 above, no Leasehold Encumbrance or other assignment of Tenant's interest in this Lease or subletting of all or any portion of the Premises shall be of any force or effect unless and until any required consent of the Ground Lessor under the Ground Lease or the Master Lessor under the Master Lease has been obtained. Landlord will use reasonable efforts to obtain any required consent from the Ground Lessor or the Master Lessor for any assignment or subletting that is otherwise permitted under the provisions of Sections 11.1 or 11.2 above.

12.      BREACH; REMEDIES.

                  12.1 Breach. As used in this Lease, a "Breach" is defined as a failure by Tenant to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Tenant under this Lease following written notice and opportunity to cure as set forth below. Where a grace period for cure after notice is specified herein, the failure by Tenant to cure such Breach prior to the expiration of the applicable grace period shall entitle Landlord to pursue the remedies set forth in Section 12.2:

                            (a) The failure by Tenant to make any payment of
Base Rent or any other monetary payment required to be made by Tenant hereunder as and when due, where any such failure continues for a period of five (5) days following written notice thereof by or on behalf of Landlord to Tenant.

                            (b) The failure by Tenant to comply with the terms,
covenants, conditions or provisions of this Lease that are to be observed, complied with or performed by Tenant, other than those described in Subsection
12.1 (a) above or (c) below, where such Breach continues for a period of thirty
(30) days after written notice thereof by or on behalf of Landlord to Tenant; provided, however, that if the nature of Tenant's Breach is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Tenant if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                            (c) The occurrence of any of the following events:
(i) the making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant's becoming a "debtor" as defined in 11 U.S.C. ss. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days.

                  12.2 Remedies. In the event of a Breach of this Lease by Tenant, as defined in Section 12.1, with or without further notice or demand,

and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Breach, Landlord may:

                            (a) Terminate Tenant's right to possession of the
Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of the award of the unpaid Base Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Base Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent for the balance of the originally scheduled Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including the cost of recovering possession of the Premises, expenses of reletting and reasonable attorneys' fees. The worth at the time of award of the amount referred to in provision
(iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The worth at the time of award of the amount referred to in provisions (i) and (ii) of the second prior sentence shall be computed by allowing interest at a rate equal to 10 percent per annum. Efforts by Landlord to mitigate damages caused by Tenant's Breach of this Lease shall not waive Landlord's right to recover damages under this Section. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Landlord may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. Notwithstanding any of the foregoing, in no event shall Landlord be entitled to recover an amount greater than six (6) months of Base Rent.

                            (b) Pursue any other remedy now or hereafter
available to Landlord under the laws or judicial decisions of the State in which the Premises are located. However, Landlord shall have a duty to mitigate its damages in connection with the pursuit of any such other remedy or the remedies herein provided.

                            (c) The expiration or termination of this Lease
and/or the termination of Tenant's right to possession shall not relieve either Party from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Lease Term.

                   12.3 Breach By Landlord. In addition to any other rights and remedies Tenant may have under this Lease, under Applicable Laws or at equity, if Landlord shall fail to perform any obligation on Landlord's part to be performed hereunder for a period of thirty (30) days following the date of Tenant's delivery of written notice to Landlord of such failure, or, if such failure by its nature cannot be cured within a thirty-day period, than within such longer period of time as may be reasonably required so long as Landlord commences such cure of such failure within such thirty-day period and thereafter diligently prosecutes such cure to completion, Tenant may, but shall have no obligation to, after reasonable notice or without notice if in Tenant's judgment an emergency shall exist, perform such obligation at Landlord's expense and offset the cost thereof against the payment of rent hereunder, or, on written notice to Landlord, Tenant may demand reimbursement therefor or part thereof from Landlord, and Landlord shall promptly reimburse Tenant after receipt of written notice, demand and documentation.

13.      CONDEMNATION.

                  13.1 Termination; Restoration. If the Premises or the Buildings, or any portion thereof are taken under power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called ("Condemnation") that results in the Ground Lessor or the Master Lessor having any right to terminate the Ground Lease or the Master Lease, as applicable, which termination right is in fact exercised by the Ground Lessor or the Master Lessor, this Lease shall terminate as of the date of such termination of the Ground Lease or the Master Lease, as applicable, with no liability therefor on the part of Landlord. To the extent that neither the Ground Lessor nor the Master Lessor is entitled to terminate or chooses to terminate the Ground Lease or the Master Lease following any such Condemnation, Landlord shall not exercise any separate termination right that it may have under the Ground Lease or the Master Lease without first obtaining the prior written consent of Tenant, which Tenant may withhold in its sole discretion. In the event that this Lease is not terminated following any Condemnation, Landlord shall proceed to satisfy its obligations to repair and restore under the Master Lease and the Ground Lease, to a condition suitable for Tenant's conduct of the Business, as diligently as possible, and this Lease shall remain in full force and effect. Notwithstanding the foregoing, if as a result of such Condemnation, Tenant is unable to operate the Business at the Premises and the necessary repair and restoration to permit business operations cannot be completed within ninety (90) days after occurrence of such Condemnation, as reasonably determined by Tenant, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within thirty (30) days following the date of such Condemnation. During any period of time that Tenant is unable reasonably to conduct the Business in the Premises, or any portion thereof, as a result of any Condemnation, Base Rent shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired for the entire period Tenant is unable to conduct its business at the Premises in the ordinary course as a result of such Condemnation.

                  13.2 Award. The Award for any Condemnation action shall be applied as provided in the Ground Lease and the Master Lease. Notwithstanding the foregoing, Tenant may make its own separate claim for any award for its Trade Fixtures (as well as any Alterations and Utility Installations that Tenant owns and is required to remove from the Premises at the expiration of the Lease under the provisions of Section 6.3(b)(z)) that may be taken and for its costs of relocation.

                  13.3 Waive Statutes. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any Condemnation of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future Applicable Law to the extent inconsistent herewith.

14.      BROKERS.

                  Tenant and Landlord each represents and warrants to the other that it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses and attorneys' fees reasonably incurred with respect thereto.

15.      TENANCY STATEMENT.

                  Each Party (as "Responding Party") shall within twenty-one
         (21) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing specifying the term of this Lease, listing all of the documents constituting this Lease (including any amendments hereto), confirming whether this Lease is in full force and effect and confirming whether any breaches have occurred hereunder and specifying any defenses or offsets available to Tenant. Such statement shall also specify the period through which rent and other charges have been paid and shall confirm whether any security deposit is held by Landlord hereunder.

16.      LANDLORD'S LIABILITY.

                  The term "Landlord" as used herein shall mean the owner or owners at the time in question of tenant's interest in the Master Lease. In the event of a transfer of Landlord's title or interest in the Premises or in this Lease, Landlord shall deliver to the transferee or assignee (in cash or by credit) any unused or unearned funds of Tenant, if any, held by Landlord at the time of such transfer or assignment, and the transferee or assignee shall be deemed to have assumed the obligations of Landlord hereunder effective as of the date of the transfer. The transferor shall remain obligated under this Lease only for the period during which such entity owned the tenant's interest in the Master Lease and not thereafter.



17.      SEVERABILITY.

                  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

18.      INTEREST ON PAST-DUE OBLIGATIONS.

                  Any monetary payment due to one Party from the other hereunder, other than late charges, not received within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of ten percent (10%) per annum, but not exceeding the maximum rate allowed by law.

19.      TIME OF ESSENCE.

                  Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

20.      RENT DEFINED.

                  All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent.

21.      NO PRIOR OR OTHER AGREEMENTS.

                  This Lease and the Purchase Agreement contain all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective; provided that, to the extent any conflicts exist between the Purchase Agreement, including all exhibits thereto, and this Lease, this Lease shall control.

22.      NOTICES.

                  22.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by certified or registered mail or by overnight courier or mail service that guarantees next-day delivery and provides a receipt, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Article 22. The following are the address(es) of the Parties for delivery or mailing of notice purposes:

                  If to Tenant:                         If to Landlord:
                  TSMD Acquisition Corp.                WATKINS-JOHNSON COMPANY
                  c/o Mentmore Holdings, Inc.           3333 Hillview Avenue
                  1430 Broadway, 13th Floor             Palo Alto, California

                  94304-1223                            Attention: Treasurer
                  New York, NY  10018-3308
                  Attn:  Michael D. Schenker, Esq.

Either Party may, by written notice to the other, specify a different address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by written notice to Tenant.

                  22.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card or if no delivery date is shown, the postmark thereon. Notice delivered by overnight courier that guarantees next day delivery and provides a receipt shall be deemed given twenty-four (24) hours after delivery of the same to the service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, or after normal business hours, it shall be deemed received on the next business day.

23.      WAIVERS.

                  No waiver by Landlord of the Breach of any term, covenant or condition hereof by Tenant shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Breach by Tenant of the same or of any other term, covenant or condition hereof.

24.      RECORDING.

                  Neither Landlord nor Tenant shall record either this Lease or any memorandum hereof in the Official Records of Santa Clara County, California.

25.      CUMULATIVE REMEDIES.

                  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

26.      BINDING EFFECT; CHOICE OF LAW.

                  This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the County in which the Premises are located.

27.      SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.


                  27.1 Subordination. Subject to the provisions of Section 27.3 below, this Lease shall be subject and subordinate to the Ground Lease, the Master Lease, and any mortgage, deed of trust, or other hypothecation or security device (collectively, "Senior Lien"), now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. If any Lender shall elect to have this Lease superior to the lien of its Senior Lien and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Senior Lien, notwithstanding the relative dates of the documentation or recordation thereof.

                  27.2 Attornment. Subject to the provisions of Section 27.3 below, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Senior Lien.

                  27.3 Self-Executing. The agreements contained in this Article 27 shall be effective without the execution of any further documents. However, upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of the Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, or attornment agreement as is provided for herein. Notwithstanding the foregoing, Tenant's subordination of this Lease shall be subject to receiving customary non-disturbance protection from the applicable holder of any Senior Lien to the effect that Tenant's possession and this Lease will not be disturbed so long as Tenant is not in Breach hereof and attorns to the record owner of the Premises, subject to any right of Tenant of to cure such Breach.

                  27.4 No Merger. There shall be no merger of this Lease or the Ground Lease or the Master Lease or of any leasehold or subleasehold estate hereby or thereby created with the fee estate or the title to the Land or any portion thereof or interest therein by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease, the Ground Lease or the Master

Lease or any leasehold or subleasehold estate hereby or thereby created or any interest in this Lease or in the Ground Lease or the Master Lease or in any such leasehold or subleasehold estate as well as the fee estate in or title to the Land or any portion thereof or interest therein.

28.      ATTORNEYS' FEES.

                  If any Party brings an action or proceeding to enforce or interpret the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action or appeal thereon, shall be entitled to reasonable attorneys' fees, court costs and fees of experts. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment or the abandonment by the other Party of its claim or defense. The attorneys' fees awarded shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.

29.      LANDLORD'S ACCESS.

                  Landlord shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times upon reasonable notice, for the purpose of performing its obligations hereunder.

30.      SIGNS.

                  Tenant may install such signs as are reasonably required to advertise Tenant's business and which are consistent with the existing signage at the Premises that relates to the Business. Any such signage shall be subject to Landlord's reasonable approval (as well as any required approval from the Ground Lessor or the Master Lessor), subject to Applicable Law. The installation of any sign on the Premises by or for Tenant shall be subject to the provisions of Article 6 (Maintenance; Repairs; Utility Installations; Trade Fixtures And Alterations).

31.      HOLDING OVER.

                  If Tenant holds over after the expiration of the Lease Term, Tenant shall pay Base Rent for each month that such hold over continues at a rate equal to 100 percent of the Base Rent in effect immediately prior to the expiration of the Lease Term. Additionally, Tenant shall save, protect, defend, indemnify and hold Landlord harmless from and against any and all Losses (as such term is defined in the Purchase Agreement) suffered by Landlord as result of such hold over, including, without limitation, lost revenue due to Landlord's inability to relet the Premises.

32.      QUIET POSSESSION.

                  Upon payment by Tenant of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire Lease Term.

33.      CONSENTS.

                  Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Landlord's consent to any act, assignment of this Lease or subletting of the Premises by Tenant shall not constitute an acknowledgment that no Breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Breach, except as may be otherwise specifically stated in writing by Landlord at the time of such consent.

34.      PERFORMANCE UNDER PROTEST.

                  If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum (with interest from the date paid until the date repaid at the rate provided in Article 18) or so much thereof as it was not legally required to pay under the provisions of this Lease.

35.      AUTHORITY.

                  If either Party hereto is a corporation, trust or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If either Party is a corporation, trust or partnership, such Party shall, within thirty (30) days after request by the other Party, deliver to such Party evidence of such authority.

36.      CONFLICT.

                  Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

37.      OFFER.

                  Preparation of this Lease by either Party and submission of same to the other Party shall not be deemed an offer to lease. This Lease is not intended to be binding until executed by all Parties hereto.

38.      AMENDMENTS.

                  This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification.


39.      WAIVER OF STATUTORY LIEN.

                  Landlord shall not be entitled to any statutory lien or security interest in any personal property or Tenant Owned Alterations, Utility Installations or Trade Fixtures located on the Premises.

40.      MULTIPLE PARTIES.

                  Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

       The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.


Executed at                           Executed at
            ------------------------              -----------------------------

on                                    on
   ---------------------------------     --------------------------------------

by LANDLORD:                          by TENANT:

WATKINS-JOHNSON COMPANY,              W-J TSMD INC.
a California corporation              a California corporation


By:                                   By:
    --------------------------------      --------------------------------------

Name:                                 Name:
      ------------------------------        ------------------------------------

Title:                                Title:
      ------------------------------        ------------------------------------

                                   EXHIBIT A

                                    THE LAND

         All of that certain real property situate in the City of Palo Alto, County of Santa Clara, State of California described as follows:

         PROPERTY TWO

         BEGINNING at a concrete highway monument situate on the Southwesterly line of El Camino Real (State Highway) opposite Engineer's Station 144+27.00, as surveyed by the California Division of Highways, as said Southwesterly line was established by that certain Decree in Condemnation, a certified copy of which Decree was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on July 7, 1930 in Book 520 of Official Records at page 571; said monument also marks the point of intersection of said Southwesterly line with the Southeasterly line of that certain 1289 acre tract of land described in the Deed from Evelyn C. Crosby, et al, to Leland Stanford, dated September 8, 1885, recorded September 8, 1885 in Book 80 of Deeds, at page 382, Santa Clara County Records; running thence along said southeasterly line of that certain 1289 acre tract and its Southwesterly prolongation, South 33(degree) 14' 40" West 4494.10 feet; thence South 56(degree) 45' 20" East 357.00 feet to the most Southerly corner of that certain 3.268 acre Parcel leased by The Board of Trustees of the Leland Stanford Junior University to the Prudential Insurance Company of America, dated December 12, 1958, and recorded December 31, 1958 in Book 4276 of Official Records at page 70 and to the true point of beginning of the said Property Two; thence from said true point of beginning along the Southwesterly line of said parcel so leased to the Prudential Insurance Company of America, North 56(degree) 45' 20" West 82.53 feet; thence leaving said line South 48(degree) 39' 32" West 628.80 feet to a point in the Northeasterly line of Hillview Avenue (60.00 feet in width); thence on the arc of a curve to the right, with a radius of 430.00 feet (a radial line at the point of beginning of said curve bears South 69(degree) 27' 05" West) along said line, through a central angle of 25(degree) 17' 35", an arc distance of 189.82 feet; thence continuing along said line on the arc of a compound curve to the right, with a radius of 5030.00 feet, through a central angle of 2(degree) 14' 04", an arc distance of 196.15 feet; Thence leaving said Northeasterly line of Hillview Avenue South 85(degree) 10' 56" East 516.80 feet to a point in the Northwesterly line of the lands of the Veterans Administration, described as Parcel B in that Final Judgement entered in the District Court of the United States in and for the Northern District of California, Southern Division, entitled, "United States of America, Plaintiff, vs. The Board of Trustees of the Leland Stanford Junior University, et al, Defendants", Case No. 34478, a certified copy of which Judgement was filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on March 15, 1956 in Book 3439 of Official Records, page 182, Santa Clara County Records, said point also being the center line of Matadero Creek; thence along said center line and along the line of the lands of the Veterans Administration, the following courses and distances:

         North 22(degree) 59' 37" East 128.06 feet; North 17(degree) 00' 52" East 250.02 feet; North 56(degree) 09' 37" East 64.01 feet; North 82(degree) 55' 52" East 36.48 feet; South 69(degree) 47' 38" East
         135.66 feet; North 67(degree) 56' 49" East 69.95 feet; North 26(degree) 54' 37" East 31.21 feet; North 17(degree) 14' 53" West 84.50 feet;
         North 29(degree) 37' 22" East 156.75 feet; North 60(degree) 34' 52" East 63.66 feet; South 64(degree) 34' 08" East 109.39 feet; North 75(degree) 41' 07" East 72.92 feet; and North 60(degree) 51' 52" East
         138.41 feet; thence South 75(degree) 30' 08" East 147.53 feet to the Northeasterly line of the above described 1289 acre tract of land; thence along said line North 56(degree) 39' 40" West 863.14 feet to the most Easterly corner of the above described 3.268 acre parcel; thence along the Southeasterly line thereof, South 33(degree) 14' 40" West
         398.50 feet tot eh true point of beginning.

         Containing 16.305 Acres, more or less.

         [GRAPHIC -- Plat to Accompany Legal Description]

                                   EXHIBIT A-1

                            SITE PLAN (MAIN PREMISES)

         [GRAPHICS-- Building layouts of Buildings 3, 4 and 5 marked to indicate areas of Stellex occupancy]


                                      A-1-1

                                   EXHIBIT A-1

                            SITE PLAN (MAIN PREMISES)

         [GRAPHICS-- Building layouts of Buildings 3, 4 and 5 marked to indicate areas of Stellex occupancy]


                                      A-1-2

                                   EXHIBIT A-1

                            SITE PLAN (MAIN PREMISES)

         [GRAPHICS-- Building layouts of Buildings 3, 4 and 5 marked to indicate areas of Stellex occupancy]


                                      A-1-3

                                   EXHIBIT A-2

                         SITE PLAN (SHORT TERM PREMISES)

              [GRAPHICS-- Building layouts of Building 4 marked to
                      indicate area of Stellex occupancy]




                                      A-2-1

                                    EXHIBIT B

                               Telephone Services


         Promptly following the date of this Lease, the Parties shall negotiate in good faith to produce a replacement for this Exhibit B, setting forth the precise telephone services that will be made available to Tenant and a reasonable methodology for determining how Tenant will pay Landlord for such telephone services. The methodology shall be based on the number of telephone lines, the number of people using the telephone services or such other reasonable methodology as may be agreed to by the Parties.



                                        B